Exhibit 1.01 to Form SD

SYMANTEC CORPORATION

CONFLICT MINERALS REPORT

FOR THE REPORTING PERIOD JANUARY 1 TO DECEMBER 31, 2015

This Conflict Minerals Report has been prepared by Symantec Corporation (herein referred to, alternatively, as “Symantec,” “we” and “our”). This Conflict Minerals Report for the reporting period January 1 to December 31, 2015 is presented to comply with the final Conflict Minerals implementing rules (the “Conflict Minerals Rules”) promulgated by the Securities and Exchange Commission (“SEC”), as modified by SEC guidance issued on April 29, 2014 and the SEC order issued on May 2, 2014. The Conflict Minerals Rules were adopted by the SEC to implement reporting and disclosure requirements related to Conflict Minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as codified in Section 13(p) of the Securities Exchange Act of 1934. The Conflict Minerals Rules impose certain reporting obligations on SEC registrants whose manufactured products contain Conflict Minerals that are necessary to the functionality or production of their products. “Conflict Minerals” are currently defined by the SEC as cassiterite, columbite-tantalite (coltan), gold, wolframite, or their derivatives, which the SEC has currently limited to tin, tantalum, tungsten and gold.

To comply with the Conflict Minerals Rules, we conducted due diligence on the origin, source and chain of custody of the Conflict Minerals that were necessary to the functionality or production of the products that we manufactured or contracted to manufacture to ascertain whether these Conflict Minerals originated in the Democratic Republic of Congo or an adjoining country (collectively, “Covered Countries”) and financed or benefited armed groups (as defined in Section 1, Item 1.01(d)(2) of Form SD) in any of these countries.

Pursuant to SEC guidance issued April 29, 2014 and the SEC order issued May 2, 2014, Symantec is not required to describe any of its products as “DRC conflict free” (as defined in Section 1, Item 1.01(d)(4) of Form SD), “DRC conflict undeterminable” (as defined in Section 1, Item 1.01(d)(5) of Form SD) or “having not been found to be ‘DRC conflict free,’” and therefore makes no conclusion in this regard in the report presented herein. Furthermore, given that Symantec has not voluntarily elected to describe any of its products as “DRC conflict free,” an independent private sector audit of the report presented herein has not been conducted.

I. Company Overview

Founded in 1982, Symantec has evolved to become the global leader in security, with more than 11,000 employees in more than 35 countries. Symantec operates its business on a global civilian cyber intelligence threat network and tracks a vast number of threats across the Internet from hundreds of millions of mobile devices, endpoints, and servers across the globe. We help companies, governments and individuals secure their most important data wherever it lives, Our Internet home page is www.symantec.com. Other than the information expressly set forth in this report, the information contained or referred to on our website is not part of this report.

II. Products Overview

Symantec is a global leader in providing security, storage and systems management solutions to help our customers – from consumers and small businesses to the largest global organizations – secure and manage their information against more risks at more points. Our company’s unique focus is to eliminate risks to information, technology and processes independent of the device, platform, interaction or location. Symantec product overviews can be found at http://www.symantec.com/products-solutions/.

All tier one suppliers of physical products that Symantec contracts to manufacture are considered in-scope suppliers. These suppliers manufacture products in the following categories: (i) software, (ii) appliances and (iii) tokens.

III. Supply Chain Overview

All of Symantec’s product manufacturing is outsourced to Subcontract Manufacturing and Logistic Partners. Our in-scope suppliers are located in North America, South America, EMEA, Russia and Asia. In 2015, Symantec sourced from 20 in-scope suppliers.

IV. Conflict Minerals Analysis and Reasonable Country of Origin Inquiry

Based upon a review of our product categories and our reasonable country of origin inquiry (“RCOI”), we have concluded that:

•	Our appliance and token products contain Conflict Minerals that are necessary to the production or functionality of such products; and

•	We are unable to determine whether the Conflict Minerals present in such products originate in the Covered Countries.

We are therefore required by the Conflict Minerals Rules to file with the SEC a Form SD and a Conflict Minerals Report as an exhibit thereto.

V. Design of Due Diligence Measures

Symantec designed its due diligence with respect to the source and chain of custody of the Conflict Minerals contained in its products based on the five-step framework set forth in the Second Edition of the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the supplements thereto.

VI. Due Diligence Measures Performed by Symantec

Step #1: Establish Strong Company Management Systems

•	Symantec maintains a policy on Conflict Minerals (the “Policy”). The Policy can be viewed at http://www.symantec.com/corporate_responsibility/topic.jsp?id=supply_chain. The Policy has been communicated to relevant personnel, and it is available to all Symantec employees via Symantec’s website.

•

Symantec’s Conflict Minerals Team (the “Team”) is responsible for Conflict Minerals due diligence, governance and reporting. The Team consists of representatives from Finance, Legal and Corporate Responsibility, all of whom have experience and expertise with respect to the requirements of the Conflict Minerals Rules, and is supported by external consultants. Oversight of Symantec’s Conflict Minerals due diligence, governance and reporting is exercised by the Company’s Disclosure Committee and the Nominating and Governance Committee of the Board of Directors. The Team is supported by a member of Symantec’s Senior Management Team.

•	To make training regarding Conflict Minerals compliance available to suppliers, Symantec refers suppliers to the Conflict-Free Sourcing Initiative’s (“CFSI”) website at www.conflictfreesourcing.org, which website contains Conflict Minerals training materials and resources for suppliers.

•	Symantec’s Policy has been made available to existing suppliers, and Symantec makes the Policy available to new suppliers as part of the new supplier onboarding process. In addition, Symantec will incorporate a provision requiring compliance with the Conflict Minerals Rules and the Policy into (i) new supplier agreements and (ii) existing supplier agreements when such agreements are negotiated for renewal.

•	Pursuant to the Policy, concerned parties may contact Symantec regarding complaints related to Conflict Minerals compliance by contacting Symantec’s Ethics Line via online at SymantecEthicsLine.EthicsPoint.com, via telephone by choosing a number from https://secure.ethicspoint.com/domain/media/en/gui/28771/phone.html or by sending an e-mail to the Office of Ethics and Compliance at ethicsandcompliance@symantec.com. Suppliers may also contact their supply chain representative in their region.

•	All documentation and records, including all material communications with suppliers, are retained electronically for a period of five (5) years.

Step #2: Identify and Assess Risk in the Supply Chain

•	Symantec maintains a Conflict Minerals Compliance Program (the “Program”) that outlines the process for supplier due diligence and engagement.

•	The Program includes the identification of the suppliers that provide inputs to Symantec’s products that may contain Conflict Minerals. This analysis is performed on an annual basis, as well as through the ongoing supplier approval and onboarding process, with data pulled from the global supplier database.

•	The Corporate Responsibility Team works with Legal and Finance to determine the enterprise reporting entity for compliance purposes. This includes the determination of whether any of Symantec’s subsidiaries, joint ventures, or acquired companies are in-scope or out-of-scope for the respective reporting year pursuant to the Conflict Minerals Rules.

•	For out-of-scope entities, if the entity supplies Symantec in-scope entities with products Symantec contracts to manufacture, then the entity is considered a supplier and is surveyed as part of the RCOI process.

•	The Electronic Industry Citizenship Coalition (“EICC”)/Global e-Sustainability Initiative Conflict Minerals Reporting Template (the “Survey”) is emailed annually by the Global Supply Chain Compliance Team to all in-scope suppliers along with an introductory email.

•	On an annual basis, any new subsidiaries and joint ventures are evaluated for inclusion as an in-scope entity for the purposes of compliance with the Conflict Minerals Rules.

•	For acquisitions, due diligence is conducted to determine whether the newly acquired organization is subject to the Conflict Minerals Rules.

Step #3: Design and Implement a Strategy to Respond to Identified Risks

•	Symantec has designed a Due Diligence Decision Tree that sets forth steps to be taken to mitigate risk based on a supplier’s Survey responses. Suppliers are ranked for risk, ranging from Low to High, based upon red flags and issues raised by suppliers’ Survey responses (the “Risk Levels”).

•	All suppliers regardless of Risk Level in 2015 were contacted via email with follow-up questions, comments and/or requests.

Step #4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

•	As a downstream actor in the supply chain, we do not have a direct relationship with the smelters and refiners that process the Conflict Minerals that are present in our products, and for this reason we rely on the CFSI to conduct third-party audits of smelters and refiners.

Step #5: Report on Supply Chain Due Diligence

•	As required by the Conflict Minerals Rules, we have filed a Form SD and a Conflict Minerals Report as an exhibit thereto for the 2015 reporting year. The Form SD and Conflict Minerals Report are also available on our website at http://www.symantec.com/corporate_responsibility/topic.jsp?id=supply_chain.

VII. Supplier Survey Responses and Smelter and Refiner Information

The supplier Survey results were as follows:

•	90% of in-scope suppliers responded using the Survey.

•	10% of in-scope suppliers were non-responsive.

•	50% of in-scope suppliers who responded provide products that do not contain Conflict Minerals.

•	50% of in-scope suppliers who responded provide products that contain one or more Conflict Minerals.

•	Of the in-scope suppliers that provide products that contain one or more Conflict Minerals, 67% report that the smelters and refiners in their supply chain source from the Covered Countries, and 33% report that the smelters and refiners in their supply chain do not source from the Covered Countries.

•	78% of in-scope suppliers who responded have a Conflict Minerals policy in place, and 22% of such in-scope suppliers have made their policy available to the public.

•	72% of in-scope suppliers who responded require their direct suppliers to be DRC conflict-free (as defined in the Survey).

•	33% of in-scope suppliers who responded require their direct suppliers to source the 3TG from smelters whose due diligence practices have been validated by an independent third-party audit program.

•	72% of in-scope suppliers who responded have implemented due diligence measures for conflict-free sourcing.

•	50% of in-scope suppliers who responded collect conflict minerals due diligence information from their suppliers that is in conformance with the IPC-1755 Conflict Minerals Data Exchange standard (e.g., the CFSI Conflict Minerals Reporting Template).

•	50% of in-scope suppliers who responded request smelter names from their suppliers.

•	72% of in-scope suppliers who responded review due diligence information received from their suppliers against their company’s expectations.

•	78% of in-scope suppliers who responded have a review process in place that includes corrective action management.

•	22% of in-scope suppliers who responded are subject to the Conflict Minerals Rules.

In addition, Addendum A to this Conflict Minerals Report contains a list of those smelters reported by our suppliers that appear on the CFSI’s Standard Smelter List and the status of such smelters as reported by the CFSI.

VIII. Steps to Mitigate Risk

Symantec intends to take the following steps to mitigate the risk that its necessary Conflict Minerals benefit armed groups:

•	Follow up with non-responsive suppliers;

•	Continue to engage with suppliers to obtain complete Surveys;

•	Support the development of supplier capabilities to perform Conflict Minerals-related due diligence by the implementation of risk mitigation measures, as appropriate; and

•	provide ongoing training regarding emerging best practices and other relevant topics to personnel responsible for Conflict Minerals compliance.

FORWARD-LOOKING STATEMENTS

Statements relating to due diligence improvements are forward-looking in nature and are based on Symantec’s management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of Symantec’s control and that could cause actual events to differ materially from those expressed or implied by the statements made herein.

DOCUMENTS INCORPORATED BY REFERENCE

Unless otherwise stated herein, any documents, third-party materials or references to websites (including Symantec’s) are not incorporated by reference in, or considered to be a part of, this Conflict Minerals Report, unless expressly incorporated by reference herein.

Addendum A

With the exception of two suppliers, the smelter information below was reported by Symantec suppliers using the Conflict Minerals Reporting Template, Revision 4.01a.

Data collection was completed between November 2015 and April 2016.

For more detail and the most current status of each smelter, please visit the Conflict-Free Smelter Program (“CFSP”) website at www.conflictfreesourcinginitiative.org.

Status	Explanation
Alleged Smelter	This company is not listed on the CFSI’s Standard Smelter List
Group Company Smelter	A company who owns different smelters
Not legitimate Smelter	Not a legitimate smelter, could have ceased operations or may need to be clarified
Legitimate Smelter	Legitimate smelter on the CFSI’s Standard Smelter List, can be at different stages of compliance

Audit Status	Explanation
Outreach Required	Supplier should contact smelter directly or indirectly to request CFSP participation and determine when the smelter will become certified.
In Communication	This company is a legitimate smelter and has been contacted regarding the CFSP.
Active	This company is a legitimate smelter and is engaged in the CFSP but not yet compliant.
Compliant	This company has been found compliant with the CFSP protocol.
TI-CMC Member Company	This company is a legitimate smelter and has been contacted regarding the EICC Conflict Minerals Audit Program.

Table 1. CFSI Smelters by Mineral as reported by Symantec Suppliers

Table 2: All CFSI Smelters by Status as reported by Symantec Suppliers

Table 3: Legitimate CFSI Smelters by Status as reported by Symantec Suppliers

Table 4: Legitimate CFSI Smelters by Mineral Type and Audit Status

The lists below contain the names of the smelters that Symantec suppliers have identified through the CFSI.

Active Smelters

Smelter Name	Smelter Id
Advanced Chemical Company	CID000015
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
An Vinh Joint Stock Mineral Processing Company	CID002703
Cendres + Métaux S.A.	CID000189
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
DSC (Do Sung Corporation)	CID000359
Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572
Faggi Enrico S.p.A.	CID002355
Feinhütte Halsbrücke GmbH	CID000466
Gejiu Kai Meng Industry and Trade LLC	CID000942
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579
Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CID002578
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Kennametal Fallon	CID000966
Metalor Technologies (Suzhou) Ltd.	CID001147
Navoi Mining and Metallurgical Combinat	CID001236
Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573
Phoenix Metal Ltd.	CID002507
PT Karimun Mining	CID001448
Samduck Precious Metals	CID001555
Sanher Tungsten Vietnam Co., Ltd.	CID002538
SAXONIA Edelmetalle GmbH	CID002777
Torecom	CID001955
Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574
WIELAND Edelmetalle GmbH	CID002778
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158

Compliant Smelters

Standard Smelter Name	Smelter ID
Yunnan Tin Company Limited	CID002180
The Refinery of Shandong Gold Mining Co., Ltd.	CID001916
Malaysia Smelting Corporation (MSC)	CID001105
Western Australian Mint trading as The Perth Mint	CID002030
Aida Chemical Industries Co., Ltd.	CID000019
Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035
Alpha	CID000292
AngloGold Ashanti Córrego do Sítio Mineração	CID000058
Argor-Heraeus S.A.	CID000077
Asahi Pretec Corp.	CID000082
Asaka Riken Co., Ltd.	CID000090
Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103
Aurubis AG	CID000113
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Boliden AB	CID000157
C. Hafner GmbH + Co. KG	CID000176
CCR Refinery—Glencore Canada Corporation	CID000185
Changsha South Tantalum Niobium Co., Ltd.	CID000211
Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513
Chimet S.p.A.	CID000233
Jiangxi Ketai Advanced Material Co., Ltd.	CID000244
China Tin Group Co., Ltd.	CID001070
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Conghua Tantalum and Niobium Smeltry	CID000291
Cooperativa Metalurgica de Rondônia Ltda.	CID000295
CV Gita Pesona	CID000306
PT Justindo	CID000307
PT Aries Kencana Sejahtera	CID000309
CV Serumpun Sebalai	CID000313
CV United Smelting	CID000315
DODUCO GmbH	CID000362
Dowa	CID000401
Dowa	CID000402
Duoluoshan	CID000410

Eco-System Recycling Co., Ltd.	CID000425
EM Vinto	CID000438
Exotech Inc.	CID000456
F&X Electro-Materials Ltd.	CID000460
Fenix Metals	CID000468
OJSC Novosibirsk Refinery	CID000493
Fujian Jinxin Tungsten Co., Ltd.	CID000499
Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Global Advanced Metals Aizu	CID002558
Global Advanced Metals Boyertown	CID002557
Global Tungsten & Powders Corp.	CID000568
Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Guangdong Zhiyuan New Material Co., Ltd.	CID000616
H.C. Starck Co., Ltd.	CID002544
H.C. Starck GmbH	CID002541
H.C. Starck GmbH Goslar	CID002545
H.C. Starck GmbH Laufenburg	CID002546
H.C. Starck Hermsdorf GmbH	CID002547
H.C. Starck Inc.	CID002548
H.C. Starck Ltd.	CID002549
Heimerle + Meule GmbH	CID000694
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Heraeus Ltd. Hong Kong	CID000707
Heraeus Precious Metals GmbH & Co. KG	CID000711
Hi-Temp Specialty Metals, Inc.	CID000731
Hunan Chenzhou Mining Co., Ltd.	CID000766
Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769
Ishifuku Metal Industry Co., Ltd.	CID000807
Istanbul Gold Refinery	CID000814
Japan Mint	CID000823
Japan New Metals Co., Ltd.	CID000825
Jiangxi Copper Co., Ltd.	CID000855
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Jiujiang Tanbre Co., Ltd.	CID000917
Asahi Refining USA Inc.	CID000920
Asahi Refining Canada Ltd.	CID000924
JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927
JSC Uralelectromed	CID000929
JX Nippon Mining & Metals Co., Ltd.	CID000937

Kazzinc	CID000957
KEMET Blue Metals	CID002539
KEMET Blue Powder	CID002568
Kennametal Huntsville	CID000105
Kennecott Utah Copper LLC	CID000969
King-Tan Tantalum Industry Ltd.	CID000973
Kojima Chemicals Co., Ltd.	CID000981
L’ azurde Company For Jewelry	CID001032
LSM Brasil S.A.	CID001076
LS-NIKKO Copper Inc.	CID001078
Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Materion	CID001113
Matsuda Sangyo Co., Ltd.	CID001119
Metallo-Chimique N.V.	CID002773
Metallurgical Products India Pvt., Ltd.	CID001163
Metalor Technologies (Hong Kong) Ltd.	CID001149
Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Metalor Technologies S.A.	CID001153
Metalor USA Refining Corporation	CID001157
Metalúrgica Met-Mex Peñoles S.A. De C.V.	CID001161
Mineração Taboca S.A.	CID001173
Mineração Taboca S.A.	CID001175
Minsur	CID001182
Mitsubishi Materials Corporation	CID001188
Mitsubishi Materials Corporation	CID001191
Mitsui Mining & Smelting	CID001192
Mitsui Mining and Smelting Co., Ltd.	CID001193
Molycorp Silmet A.S.	CID001200
Moscow Special Alloys Processing Plant	CID001204
Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220
Nihon Material Co., Ltd.	CID001259
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
O.M. Manufacturing Philippines, Inc.	CID002517
Elemetal Refining, LLC	CID001322
Ohura Precious Metal Industry Co., Ltd.	CID001325
OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	CID001326
Operaciones Metalurgical S.A.	CID001337
PAMP S.A.	CID001352
Plansee SE Liezen	CID002540
Plansee SE Reutte	CID002556
Prioksky Plant of Non-Ferrous Metals	CID001386

PT Aneka Tambang (Persero) Tbk	CID001397
PT Artha Cipta Langgeng	CID001399
PT ATD Makmur Mandiri Jaya	CID002503
PT Babel Inti Perkasa	CID001402
PT Bangka Tin Industry	CID001419
PT Belitung Industri Sejahtera	CID001421
PT BilliTin Makmur Lestari	CID001424
PT Bukit Timah	CID001428
PT DS Jaya Abadi	CID001434
PT Eunindo Usaha Mandiri	CID001438
PT Inti Stania Prima	CID002530
PT Mitra Stania Prima	CID001453
PT Panca Mega Persada	CID001457
PT Prima Timah Utama	CID001458
PT Refined Bangka Tin	CID001460
PT Sariwiguna Binasentosa	CID001463
PT Stanindo Inti Perkasa	CID001468
PT Sumber Jaya Indah	CID001471
PT Timah (Persero) Tbk Kundur	CID001477
PT Tinindo Inter Nusa	CID001490
PT Tommy Utama	CID001493
PX Précinox S.A.	CID001498
QuantumClean	CID001508
Rand Refinery (Pty) Ltd.	CID001512
RFH Tantalum Smeltry Co., Ltd.	CID001522
Royal Canadian Mint	CID001534
Rui Da Hung	CID001539
Schone Edelmetaal B.V.	CID001573
SEMPSA Joyería Platería S.A.	CID001585
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756
Soft Metais Ltda.	CID001758
Solar Applied Materials Technology Corp.	CID001761
Solikamsk Magnesium Works OAO	CID001769
Sumitomo Metal Mining Co., Ltd.	CID001798
Taki Chemicals	CID001869
Tanaka Kikinzoku Kogyo K.K.	CID001875
Tejing (Vietnam) Tungsten Co., Ltd.	CID001889
Telex Metals	CID001891
Thaisarco	CID001898
Tokuriki Honten Co., Ltd.	CID001938
Ulba Metallurgical Plant JSC	CID001969
Umicore Brasil Ltda.	CID001977

Umicore S.A. Business Unit Precious Metals Refining	CID001980
United Precious Metal Refining, Inc.	CID001993
Valcambi S.A.	CID002003
Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011
White Solder Metalurgia e Mineração Ltda.	CID002036
Wolfram Bergbau und Hütten AG	CID002044
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Xiamen Tungsten Co., Ltd.	CID002082
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095
Yamamoto Precious Metal Co., Ltd.	CID002100
Yokohama Metal Co., Ltd.	CID002129
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Zhuzhou Cemented Carbide	CID002232
Zijin Mining Group Co., Ltd. Gold Refinery	CID002243
A.L.M.T. TUNGSTEN Corp.	CID000004
Asia Tungsten Products Vietnam Ltd.	CID002502
CV Ayi Jaya	CID002570
CV Venus Inti Perkasa	CID002455
D Block Metals, LLC	CID002504
Elmet S.L.U.	CID002774
FIR Metals & Resource Ltd.	CID002505
Ganzhou Yatai Tungsten Co., Ltd.	CID002536
Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CID002501
H.C. Starck Smelting GmbH & Co. KG	CID002550
H.C. Starck Smelting GmbH & Co.KG	CID002542
Hydrometallurg, JSC	CID002649
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Malipo Haiyu Tungsten Co., Ltd.	CID002319
Melt Metais e Ligas S.A.	CID002500
Metallic Resources, Inc.	CID001142
MMTC-PAMP India Pvt., Ltd.	CID002509
Niagara Refining LLC	CID002589
Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543
Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779
PT Bangka Prima Tin	CID002776
PT Cipta Persada Mulia	CID002696
PT Timah (Persero) Tbk Mentok	CID001482
PT Wahana Perkit Jaya	CID002479
Republic Metals Corporation	CID002510
Resind Indústria e Comércio Ltda.	CID002706
Resind Indústria e Comércio Ltda.	CID002707

Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Singway Technology Co., Ltd.	CID002516
T.C.A S.p.A	CID002580
Tranzact, Inc.	CID002571
Umicore Precious Metals Thailand	CID002314
VQB Mineral and Trading Group JSC	CID002015
XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Yichun Jin Yang Rare Metal Co., Ltd.	CID002307
PT Sukses Inti Makmur	CID002816

Smelters in Communication

Standard Smelter Name	Smelter ID
Caridad	CID000180
Chugai Mining	CID000264
Daye Non-Ferrous Metals Mining Ltd.	CID000343
Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555
Hunan Chenzhou Mining Co., Ltd.	CID000767
Hwasung CJ Co., Ltd.	CID000778
Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CID002313
Korea Metal Co., Ltd.	CID000988
Linwu Xianggui Ore Smelting Co., Ltd.	CID001063
SAMWON Metals Corp.	CID001562
Estanho de Rondônia S.A.	CID000448
Fidelity Printers and Refiners Ltd.	CID002515
Ganxian Shirui New Material Co., Ltd.	CID002531
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908
Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651
Kazakhmys Smelting LLC	CID000956
Morris and Watson	CID002282
Pobedit, JSC	CID002532
Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619
Geib Refining Corporation	CID002459
KGHM Polska Miedź Spółka Akcyjna	CID002511

Not Applicable Smelters

Standard Smelter Name	Smelter ID
A.L.M.T. Corp.	CID002767
Bauer Walser AG	CID000141
Colt Refining	CID000288
CV Makmur Jaya	CID000308
Novosibirsk Processing Plant Ltd.	CID001305
OJSC Kolyma Refinery	CID001328
PT Babel Surya Alam Lestari	CID001406
PT Bangka Putra Karya	CID001412
PT HP Metals Indonesia	CID001445
PT Koba Tin	CID001449
PT Timah (Persero) Tbk	CID002772
PT Yinchendo Mining Industry	CID001494
Shanghai Jiangxi Metals Co., Ltd.	CID001634
WOLFRAM Company CJSC	CID002047
Metahub Industries Sdn. Bhd.	CID001136
China National Gold Group Corporation	CID000242

Outreach Required Smelters

Standard Smelter Name	Smelter ID
CNMC (Guangxi) PGMA Co., Ltd.	CID000278
Gansu Seemine Material Hi-Tech Co., Ltd.	CID000522
Guangdong Jinding Gold Limited	CID002312
Huichang Jinshunda Tin Co., Ltd.	CID000760
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Nankang Nanshan Tin Manufactory Co., Ltd.	CID001231
Kyrgyzaltyn JSC	CID001029
Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CID001058
Penglai Penggang Gold Industry Co., Ltd.	CID001362
PT Alam Lestari Kencana	CID001393
PT Bangka Kudai Tin	CID001409
PT Bangka Timah Utama Sejahtera	CID001416
PT Fang Di MulTindo	CID001442
PT Pelat Timah Nusantara Tbk	CID001486
PT Seirama Tin Investment	CID001466
Sabin Metal Corp.	CID001546
So Accurate Group, Inc.	CID001754
Great Wall Precious Metals Co., Ltd. of CBPM	CID001909
Tongling Nonferrous Metals Group Co., Ltd.	CID001947
Yunnan Copper Industry Co., Ltd.	CID000197

Aktyubinsk Copper Company TOO	CID000028
Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671
Lingbao Gold Co., Ltd.	CID001056
Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093
PT Tirus Putra Mandiri	CID002478
Sudan Gold Refinery	CID002567
Al Etihad Gold Refinery DMCC	CID002560

TM-CMC Member Smelters

Standard Smelter Name	Smelter ID
Dayu Weiliang Tungsten Co., Ltd.	CID000345
Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CID000868
Dayu Jincheng Tungsten Industry Co., Ltd.	CID002518